EXHIBIT 10.1

AMENDMENT TO AMENDED AND RESTATED 1996 EQUITY INVENTIVE PLAN

Adopted January 26, 2010

VOTED:        That the increase in the number of shares issuable under the Tech/Ops Sevcon, Inc. 1996 Equity Incentive Plan by 200,000 shares is hereby approved and ratified.